WESTROCK
DEUTSCHE BANK CONFERENCE

JUNE 9, 2021



FLORENCE, SOUTH CAROLINA CONTAINERBOARD MILL

WestRock

FORWARD LOOKING STATEMENTS; NON-GAAP FINANCIAL MEASURES

FORWARD LOOKING STATEMENTS:
This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slide entitled "Update on Market Conditions" that gives guidance or estimates for future periods as well as statements regarding our guidance as set forth on slide 6.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. WestRock's businesses are subject to a number of risks that would affect any such forward-looking statements, including, among others, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments' responses to the pandemic on our operations, impacts of the pandemic on commercial activity, our customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; our ongoing assessment of the recent ransomware incident, adverse legal, reputational and financial effects on us resulting from the incident or additional cyber incidents and the effectiveness of our business continuity plans during the ransomware incident; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as hurricanes or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair; risks associated with integrating KapStone's operations into our operations and our ability to realize anticipated synergies and productivity improvements; risks associated with completing our strategic capital projects on the anticipated timelines and realizing our anticipated EBITDA improvements; benefits that we expect to realize from actions that we are taking and plan to take in response to COVID-19; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2020. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES:
We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies.

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the investment decision.

WestRock

SALES[1]

$18 BILLION

EMPLOYEES[2]

50,000

END MARKETS

BEVERAGE | E-COMMERCE | FOOD | FOODSERVICE | HEALTHCARE | AND MORE

OPERATIONS

300+

COUNTRIES

20+

CONNECTING PEOPLE TO PRODUCTS®

WestRock is a leader in differentiated, sustainable, fiber-based packaging solutions

LEADING POSITIONS[3]

GLOBAL

#1 CONSUMER PAPERBOARD

#1 KRAFT PAPER

#2 BEVERAGE MULTI-PACKS

NORTH AMERICA

#1 CONSUMER PAPERBOARD

#1 KRAFT PAPER

#1 DISPLAYS

#2 BEVERAGE MULTI-PACKS

#2 CONTAINERBOARD

#2 CORRUGATED PACKAGING

#2 FOLDING CARTON

1) Represents WestRock trailing 12-month sales through March 31, 2021
2) Approximate as of 9/30/20
3) Based on available industry data and management estimates

WESTROCK OVERVIEW

Q2 FY21 TTM SALES BY END MARKET[1]


DISTRIBUTION, INDUSTRIAL & OTHER
29%
FOOD & BEVERAGE
47%
PACKAGING SALES
$12.7 BILLION
72% OF TOTAL SALES
11%
13%
BEAUTY & HEALTHCARE
RETAIL & E-COMMERCE


SPECIALTY SBS, EXPORT CONTAINERBOARD & OTHER
31%
PAPER SALES
$4.9 BILLION
28% OF TOTAL SALES
69%
DOMESTIC CONTAINERBOARD, KRAFT PAPER, FOOD AND BEVERAGE

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix

LEVERAGING THE POWER OF **THE ENTERPRISE**



LEVERAGE THE POWER OF THE ENTERPRISE
EXECUTE DISCIPLINED CAPITAL ALLOCATION
PROFITABLE GROWTH + VALUE CREATION
LEAD IN SUSTAINABILITY
ACCELERATE INNOVATION

UPDATE ON **MARKET CONDITIONS**

Supply / Demand Conditions Remain Strong

- Strong packaging demand with quarter-to-date per day box shipments up double digits year-over-year
- Implementation of previously published pricing increases proceeding as expected
- Solid backlogs remain at 6-8 weeks across consumer paperboard grades
- Inventories are very tight and below targeted levels

Inflationary Pressures Persist with Tight Transportation Markets

Maintaining Guidance

- Q3 Adjusted Segment EBITDA range of $775-$805 million[1]
- FY21 Adjusted Segment EBITDA of approximately $3.05 billion[1]
- Net leverage to return to targeted levels of 2.25x to 2.50x by the end of the fiscal year[1]

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock

STRONG DEMAND FOR FIBER-BASED PACKAGING SOLUTIONS

PORTFOLIO UNIQUELY POSITIONED TO MEET CUSTOMER NEEDS

PRODUCTIVITY AND GROWTH FROM STRATEGIC CAPITAL INVESTMENTS

STRONG CASH FLOWS AND DISCIPLINED CAPITAL ALLOCATION

CLEAR PATH TO DEBT AND LEVERAGE REDUCTION


$$$

CREATING VALUE

APPENDIX

WestRock

8

NON-GAAP FINANCIAL MEASURES

Adjusted Segment Income, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins

We use the non-GAAP financial measures "adjusted segment income", "adjusted segment EBITDA" and "adjusted segment EBITDA margins", along with other factors, to evaluate our segment performance against our peers. We believe that investors use these measures to evaluate our performance relative to our peers. We calculate adjusted segment income for each segment by adding segment income to certain adjustments and calculate "adjusted segment EBITDA" by further adding depreciation, depletion and amortization. We calculate adjusted segment EBITDA margin for each segment by dividing that segment's adjusted segment EBITDA by its adjusted segment sales.

Net Leverage Ratio

We use the non-GAAP financial measures "leverage ratio" and "net leverage ratio" as measurements of our operating performance and to compare to our publicly disclosed target leverage ratio. We believe investors use each measure to evaluate our available borrowing capacity – in the case of "net leverage ratio", adjusted for cash and cash equivalents. We define leverage ratio as our Total Funded Debt divided by our Credit Agreement EBITDA, each of which term is defined in our credit agreement, dated July 1, 2015. Borrowing capacity under our credit agreement depends on, in addition to other measures, the Credit Agreement Debt/EBITDA ratio or the leverage ratio. As of March 31, 2021, our leverage ratio was 2.91 times. While the leverage ratio under our credit agreement determines the credit spread on our debt, we are not subject to a leverage ratio cap. Our credit agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined therein. We define "Adjusted Total Funded Debt" as our Total Funded Debt less cash and cash equivalents. Net Leverage Ratio is the product of Adjusted Total Funded Debt divided by our Credit Agreement EBITDA. As of March 31, 2021, our net leverage ratio was 2.80 times.

Forward-looking Guidance

We are not providing a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, merger and acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain other gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.

RECONCILIATION OF PACKAGING SOLUTIONS & EXTERNAL PAPER SALES TO CONSOLIDATED NET SALES

$ in Millions

Q3 FY20

	Packaging Solutions	External Paper	Change in Eliminations	Consolidated
Corrugated Packaging	$1,969.8	$756.8	$2.2	$2,728.8
Consumer Packaging	1,024.4	503.6	24.6	1,552.6
Eliminations	(18.3)	0.0	(26.8)	(45.1)
Total	$2,975.9	$1,260.4	$0.0	$4,236.3

Q1 FY21

	Packaging Solutions	External Paper	Change in Eliminations	Consolidated
Corrugated Packaging	$2,170.7	$686.2	$7.6	$2,864.5
Consumer Packaging	1,062.7	500.3	32.1	1,595.1
Eliminations	(18.4)	0.0	(39.7)	(58.1)
Total	$3,215.0	$1,186.5	$0.0	$4,401.5

Q4 FY20

	Packaging Solutions	External Paper	Change in Eliminations	Consolidated
Corrugated Packaging	$2,178.4	$716.7	$3.3	$2,898.4
Consumer Packaging	1,101.2	495.1	30.9	1,627.2
Eliminations	(19.9)	0.0	(34.2)	(54.1)
Total	$3,259.7	$1,211.8	$0.0	$4,471.5

Q2 FY21

	Packaging Solutions	External Paper	Change in Eliminations	Consolidated
Corrugated Packaging	$2,174.9	$734.3	$4.2	$2,913.4
Consumer Packaging	1,080.8	466.6	42.5	1,589.9
Eliminations	(18.8)	0.0	(46.7)	(65.5)
Total	$3,236.9	$1,200.9	$0.0	$4,437.8

Q2 FY21 TTM

	Packaging Solutions	External Paper	Change in Eliminations	Consolidated
Corrugated Packaging	$8,493.8	$2,894.0	$17.3	$11,405.1
Consumer Packaging	4,269.1	1,965.6	130.1	6,364.8
Eliminations	(75.4)	0.0	(147.4)	(222.8)
Total	$12,687.5	$4,859.6	$0.0	$17,547.1

TTM CREDIT AGREEMENT EBITDA

TTM CREDIT AGREEMENT EBITDA

($ in millions)	TTM Mar. 31, 2021	TTM Dec. 31, 2020	TTM Mar. 31, 2020	TTM Mar. 31, 2019
Net loss attributable to common stockholders	$ (713.0)	$ (677.4)	$ 850.0	$ 847.3
Interest expense, net	361.9	379.8	400.6	352.7
Income tax expense	140.0	167.3	271.2	289.8
Depreciation and amortization	1,457.2	1,470.3	1,524.1	1,372.5
Additional permitted charges and acquisition EBITDA [1]	1,699.7	1,569.6	89.9	639.8
Credit Agreement EBITDA	**$ 2,945.8**	**$ 2,909.6**	**$ 3,135.8**	**$ 3,502.1**

TOTAL DEBT, FUNDED DEBT AND LEVERAGE RATIO

($ in millions, except ratios)	Mar. 31, 2021	Dec. 31, 2020	Mar. 31, 2020	Mar. 31, 2019
Current portion of debt	$ 549.5	$ 168.7	$ 432.0	$ 1,422.4
Long-term debt due after one year	8,393.1	8,771.1	10,424.6	9,373.1
Total debt	8,942.6	8,939.8	10,856.6	10,795.5
Less: FV step up and deferred financing fees	(165.1)	(167.7)	(179.5)	(208.0)
Less: short-term and long-term chip mill obligation	(95.2)	(96.2)	(99.3)	-
Less: other adjustments to funded debt	(104.2)	(104.4)	(109.9)	(82.8)
Total Funded Debt	**$ 8,578.1**	**$ 8,571.5**	**$ 10,467.9**	**$ 10,504.7**
LTM credit agreement EBITDA	$ 2,945.8	$ 2,909.6	$ 3,135.8	$ 3,502.1
Leverage Ratio	**2.91x**	**2.95x**	**3.34x**	**3.00x**
Total funded debt	$ 8,578.1	$ 8,571.5	$ 10,467.9	$ 10,504.7
Less: cash and cash equivalents	(334.0)	(253.8)	(640.2)	(154.2)
Adjusted Total Funded Debt	**$ 8,244.1**	**$ 8,317.7**	**$ 9,827.7**	**$ 10,350.5**
Net Leverage Ratio	**2.80x**	**2.86x**	**3.13x**	**2.96x**
Q2 Adjusted Total Funded Debt Reduction	**$ 73.6**			

1) Additional Permitted Charges includes among other items, $1,333 million of non-cash goodwill impairment charges in TTM Mar. 2021 and TTM Dec. 2020, permitted acquisition EBITDA in TTM Mar. 2019, restructuring and other costs, and other items in all periods.

WestRock

WestRock